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                                                                    EXHIBIT 23.1







INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-41857 of Heritage Bancorp, Inc. on Form S-1 of our report date November 7, 1997, appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the filing of our state tax opinion as an exhibit and to the reference to us under the headings "Heritage Federal Savings & Loan Association Statements of Income," "Legal and Tax Opinions" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


Greenville, South Carolina
January 23, 1998